EXHIBIT 10.1

                             NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT (the "Agreement") is made as of the 22nd day of April, 2005, by and between theglobe.com, inc., a Delaware corporation (the "Company"), and the each purchaser now or hereinafter (in accordance with
Section 2 below) listed on Schedule A hereto (individually, an "Investor" and collectively, the "Investors").

      WHEREAS, the initial Investors set forth on Schedule A are willing to lend the Company the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000) pursuant to the terms of this Agreement and a promissory note (a "Note") convertible into shares of the Company's common stock, $.001 par value (the "Common Stock"), all as more particularly described in the form of Note attached hereto as Exhibit A; and

      WHEREAS, as more particularly set forth on Schedule A hereof, the Company has also granted certain parties, for a period of ninety (90) days from the date hereof, the optional right to purchase (each an "Option") additional Notes pursuant to this Agreement such that the aggregate amount of Notes issued hereunder may reach the aggregate sum of Four Million Dollars ($4,000,000) (the "Offering Limit");

      WHEREAS, the parties have agreed that the obligation to repay the Notes shall be secured by a pledge of substantially all of the assets of the Company and its subsidiaries pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit B; and

      WHEREAS, as a material inducement to the Investors to purchase the Notes and in recognition of the substantial benefit which the Company's subsidiaries will receive from the proceeds of the Notes, the subsidiaries have agreed to guaranty the Notes pursuant to the terms of a Guaranty in the form attached hereto as Exhibit C;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Purchase and Sale of Notes; Option. On the applicable Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, each Investor hereby agrees to purchase and the Company hereby agrees to sell and issue a Note in the principal amount set forth opposite such Investor's name on Schedule A hereto. In addition, the Company does hereby grant an Option to the Investors (or such other parties who are identified on Schedule A and whom shall upon any exercise of the Option, shall thereafter be deemed "Investors" for all purposes of this Agreement) to acquire in accordance with Section 2 hereof that additional principal amount of the Notes as is set forth opposite such Investors (or other parties') name, all as more particularly described on Schedule A.

      2. The Closing(s). Subject to the conditions set forth below, the initial purchase and sale of the Notes shall take place at the offices of Proskauer Rose LLP, 2255 Glades Road, Boca Raton, Florida, 33414, on or before April 22, 2005, or at such other time and place as the Company and the Investors mutually agree (the "Closing" and the "Closing Date"). Additional closings may be held with respect to additional purchases and sales of the Notes up to the Offering Limit upon exercise of any Option, which closings shall be held as soon as practicable after any exercise of an Option (each a "Closing"). Any party holding an Option shall exercise such Option, if at all, by delivering to the Company on or before the 90th day from the date hereof a notice of exercise setting forth the amount of Notes to be acquired. The Investors for any such additional Closings shall execute and deliver a joinder to this Agreement in a form satisfactory to the Company. At the Closing, the Company shall deliver to each Investor: (i) an executed counterpart of this Agreement, the Security Agreement and Guaranty; and
(ii) such Investor's original Note in the amount set forth opposite such Investor's name on Schedule A. At the Closing each Investor shall fund his or her respective Note by cashier's check or wire transfer of immediately available funds (to an account designated by the Company).

      3. Closing Conditions. The obligation of each Investor to purchase and fund its Note at the applicable Closing is subject to the fulfillment, to the Investor's reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

            3.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the applicable Closing Date as if made on and as of such date.

            3.2 Notes. At the Closing, the Company shall have tendered to the Investor the appropriate Note.

            3.3 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

            3.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Investors may reasonably request.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

            4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

            4.2 Capitalization and Voting Rights. The authorized capital of the Company as of April 11, 2005 consists of:

                  (a) Preferred Stock. 3,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which there are no shares presently issued and outstanding.

                  (b) Common Stock. 500,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), of which 175,798,747 shares were issued and outstanding.

            4.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Security Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Notes and the Common Stock into which the Notes are convertible or exercisable (the "Underlying Securities"), have been taken on or prior to the date hereof.

            4.4 Valid Issuance of the Underlying Securities. The Underlying Securities when issued and delivered in accordance with the terms of this Agreement and the Notes for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

            4.5 Offering. Subject to the truth and accuracy of each Investor's representations set forth in Section 5 of this Agreement, the offer and issuance of the Notes, together with the Underlying Securities, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

            4.6 Public Reports. The Company is current in its filing obligations under the Securities Act of 1934, as amended (the "1934 Act"), including without limitation as to its filings of Annual Reports on Form 10-K (or 10-KSB, as applicable) and Quarterly Reports on Form 10-Q (or 10-QSB, as applicable)(collectively, the "Public Reports"). The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. The financial statements included within the Public Reports for the fiscal year ended December 31, 2003, and for the fiscal year ended December 31, 2004 (the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

            4.7 Compliance With Laws. Neither the Company nor any subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business or prospects, and neither the Company nor any subsidiary has received written notice of any such violation.

            4.8 Violations. The consummation of the transactions contemplated by this Agreement and all other documents and instruments required to be delivered in connection herewith and therewith, including without limitation, the Security Agreement and Notes, will not result in or constitute any of the following: (a) a violation of any provision of the certificate of incorporation, bylaws or other governing documents of the Company; (b) a violation of any provisions of any applicable law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company is a party or by which the Company or its property is bound; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company.

            4.9 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

      5. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants, severally and not jointly, that:

            5.1 Authorization. Investor has full power and authority to enter into this Agreement, and such agreement constitutes the valid and legally binding obligation of Investor, enforceable in accordance with its terms.

            5.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement, Investor hereby confirms, that the Notes, Option and Underlying Securities to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes, Option or Underlying Securities.

           5.3 Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Notes. Investor further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of Investor to rely thereon.

            5.4 Investment Experience. Investor can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and Underlying Securities.

            5.5 Accredited Investor. Investor is an "accredited investor" within the meaning of the Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect; by virtue of falling within one or more of the following: (a) a natural person whose individual net worth (or joint net worth with his spouse) at the time of purchase exceeds $1,000,000; or (b) a natural person who had individual income in excess of $200,000 or joint income with his spouse in excess of $300,000 in each of the two most recent years and reasonably expects to have individual income in excess of $200,000 or joint income with his spouse in excess of $300,000 in the current year; (c) an executive officer or director of the Company; or (d) an entity in which all of the equity owners thereof are natural persons whom are "accredited" by virtue of falling within one or more of the foregoing categories.

            5.6 Restricted Securities. Investor understands that the Notes, Option and Underlying Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Notes, Option and Underlying Securities may be resold without registration under the 1933 Act only in certain limited circumstances. In the absence of an effective registration statement covering the Notes or the Underlying Securities, as applicable, or an available exemption from registration under the 1933 Act, the Notes and Underlying Securities must be held indefinitely. Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

            5.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor shall not make any disposition of all or any portion of the Notes, Option or Underlying Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5, and:

                  (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Note, Option or Underlying Securities, as applicable, under the 1933 Act or any applicable state securities laws.

            5.8 Legends. It is understood that the certificates evidencing the Notes and Underlying Securities may bear one or all of the following legends:

                  (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required."

                  (b) Any legend required by state securities laws.

            5.9 Tax Advisors. Investor has reviewed with Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Investor is relying solely on such advisors and not on any statements or representations of the Company (except the representations and statements of the Company set forth in this Agreement) or any of its agents and understands that Investor (and not the Company) shall be responsible for Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement, except where such liability arises as a result of a failure of a representation of the Company set forth in this Agreement to be true or a breach by the Company of a covenant of the Company set forth in this Agreement.

            5.10 Investor Counsel. Investor acknowledges that it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with Investor's own legal counsel. Investor is relying solely on its legal counsel and not on any statements or representations of the Company or any of the Company's agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

            5.11 Florida Rescission Right. Investor, if a Florida resident or a Florida entity, acknowledges that he, she or it may at any time within three (3) days after payment to the Company of the applicable purchase price for a Note notify the Company, pursuant to the provisions of Section 7.4 herein, of the Investor's intent to cancel his or her purchase. In such event, such Investor's investment shall be canceled and of no further force or effect (and any Option null and void), Investor shall return any Note issued to such Investor and the Company shall promptly cause to be refunded to the Investor all consideration paid by the Investor for the Notes in connection herewith, without interest and without deduction.

            5.12 Residency. Investor is a resident of the state as set forth below such Investor's signature on the signature page hereof or any applicable Joinder to this Agreement.

      6. Registration Rights.

            6.1 Demand Registration; Limitation. At any time after April 17, 2006, the holders (the "Holders") of a majority of the shares of Common Stock issued or issuable upon conversion of the Notes shall be entitled to deliver written notice to the Company demanding the registration of all Registerable Securities (as hereinafter defined) or such lesser number as the Holders may elect. Upon the written request of such Holders, the Company shall use its commercial reasonable best efforts to cause to be registered under the 1933 Act all of such Registerable Shares. The Holders whom elect to participate in the registration (or a registration pursuant to Section 6.2 below) are called "Participating Holders." The term "Registrable Securities" shall mean shares of the Common Stock issuable upon conversion of the Notes (whether or not issued as part of the initial Closing or any subsequent Closing), issued in lieu of cash interest payments under the Notes, together with any shares of Common Stock issued or issuable by way of a stock dividend or stock split or in connection with any recapitilization, merger, consolidation or other reorganization; provided that the term "Registrable Securities" shall not include shares of Common Stock issued or issuable with respect to the Notes which have been either: (i) publicly resold pursuant to Rule 144 promulgated under the 1933 Act or (ii) are eligible for sale under Rule 144(k) of the 1933 Act. The Holders of the Registrable Securities may exercise the rights described in this Section 6.1 a total of one time only. Notwithstanding any demand by the Holders hereunder, the Company shall not be required to effect any such registration, and may delay any such registration, at anytime during which: (i) the Company has pending, or reasonably anticipates filing within forty five (45) days of receipt of a demand for registration hereunder, its own registration statement for the public offering of shares of Common Stock by the Company; (ii) has pending, or has received a notice of demand registration relating to, a registration statement for the offer and sale of Common Stock by selling shareholders pursuant to registration rights outstanding (or hereinafter granted) in favor of other security holders; or (iii) the Company's Board of Directors determines, in its good faith discretion, that such registration may have a material adverse effect on the Company or its plans or prospects; provided that, in any of such events, the Holders shall continue to have a demand right and the Company shall promptly notify the Holders of the foregoing and provide the Holders with an estimate of when they may exercise such demand registration again; and provided further that solely in the event of clause (iii) above, (x) the Company's ability to delay such registration shall be limited to durations of not longer than ninety (90) days and (y) the Company shall not delay more than once during any twelve month period.

            6.2 Piggy-Back Registration Rights. If at any time hereafter, the Company shall prepare and file one or more registration statements under the 1933 Act, with respect to a public offering of equity or debt securities of the Company, or of any such securities of the Company held by its security holders, other than registration statements on forms S-4 or S-8 (or their successor forms), the Company will include in any such registration statement such information as is required, and such number of Registrable Securities held by the Participating Holders thereof as may be requested by them, to permit a public offering of the Registrable Securities so requested; provided, however, that in the case of an underwritten offering, if, in the written opinion of the Company's or, if pursuant to a demand registration by selling security holders, such selling holder's, managing underwriter for such offering, the inclusion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or any other selling security holder(s), would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then such managing underwriter may exclude from such offering that portion of the Registrable Securities requested to be so registered, so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affect the entire offering, provided that at least a pro rata amount of the securities that otherwise were proposed to be registered for other stockholders (but not the Company and other than with respect to securities registered pursuant to demand registration rights if such securities are otherwise included in the underwriting) is also excluded. In the event of such a proposed registration, the Company shall furnish the then registered holders of Registrable Securities with not less than twenty (20) days' written notice prior to the proposed date of filing of such registration statement. Such notice shall continue to be given by the Company to registered holders of Registrable Securities, with respect to subsequent registration statements filed by the Purchaser, until such time as all of the Registrable Securities have been registered or may be sold without registration under the Act or applicable state securities laws and regulations, and without limitation as to volume pursuant to Rule 144 of the 1933 Act. The holders of Registrable Securities shall exercise the rights provided for herein by giving written notice to the Company, within fifteen (15) days of receipt of the Company's notice of its intention to file a registration statement. In the event the offering involves an underwritten offering, the Participating Holders shall also execute, and be a party to, the underwriting agreement of the Company or other selling security holders.

            6.3 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities that each of the Participating Holders furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

            6.4 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
6.1 and 6.2 for the Investors, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, and, if connection with a demand registration pursuant to
Section 6.1 hereof, the fees and disbursements of one counsel appointed by the Participating Holders. The Participating Holders shall be responsible for payment of any underwriter's or broker's fee or commission with respect to the sale of their Registerable Securities.

            6.5 Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts in good faith to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and in furtherance hereof, the Company shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts in good faith to cause such registration statement to become and remain effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Participating Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

                  (b) notify each Participating Holder of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each Participating Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                  (d) use its best efforts in good faith to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each Participating Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller or by its own initiative, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed or admitted to trading on each securities exchange on which securities issued by the Company are then listed or admitted for trading or, if not so listed or admitted for trading, then on at least one securities exchange or quotation system on which securities of companies similar to the Company are then listed or admitted for trading, and, if admitted for trading on the Over the Counter Bulletin Board or BBX, use its best efforts in good faith (i) to either (x) secure designation of all such Registrable Securities covered by such registration statement, if and to the extent eligible for such designation, as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or (y) secure trading on the NASDAQ "SmallCap" market and, without limiting the generality of the foregoing, and
(ii) to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (g) furnish to each Participating Holder a signed counterpart, addressed to such Participating Holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the comfort letter, with respect to events subsequent to the date of the financial statements), as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in comfort letters delivered to the underwriters in underwritten public offerings of securities. If and to the extent that any registration relates to an underwritten public offering, such opinion and comfort letter shall be sufficient if it is in the form acceptable to the managing underwriter thereof.

                  (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Participating Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts in good faith promptly to obtain the withdrawal of such order.

            6.6 Selection of Underwriter. In the event of a demand registration pursuant to Section 6.1 hereof, the holders of a majority of the Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld or delayed.

            6.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6:

                  (a) The Company will indemnify and hold harmless the Participating Holders, the partners or officers, directors and shareholders of the Participating Holders, legal counsel and accountants for the Participating Holders, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities laws. The Company will reimburse each Participating Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.7 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Participating Holder; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit a Participating Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Participating Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) Each Participating Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the 1933 Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Participating Holder expressly for use in connection with such registration; and such Participating Holder will reimburse any person intended to be indemnified pursuant to this subsection, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Participating Holder (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this
Section 6.7 of notice of the commencement of any action (including any action by a governmental authority), such indemnified party (the "Indemnified Party") will, if a claim in respect thereof is to be made against any indemnifying party (the "Indemnifying Party") under this Section 6.7, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a complete and full release from all liability in respect of such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of such Indemnifying Party.

                  (d) If the indemnification provided for in this Section 6.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 6.7, no indemnified party shall be required, pursuant to this Section 6.7, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

            6.8 Successors and Assigns. The covenants and agreements in this
Section 6 by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

      7. Miscellaneous

            7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to its conflict of laws provisions.

            7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            7.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page or exhibit pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

            7.5 Finder's Fees. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor, severally and not jointly, shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the then outstanding principal amount of all of the Notes (for purposes of this Section, as to any Note which has been converted in whole or in part into shares of Common Stock, the amount so converted shall be treated as outstanding principal). Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investors, and each future holder of the Notes or Shares and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party substantially differently than any party that does consent thereto.

            7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            7.8 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

            7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement.

            7.11 Independent Nature of Investors' Obligations. The obligations of each Investor are several and not joint with the obligations of any other Investor.

                    [Signatures appear on the following page]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

                                 theglobe.com, inc.

                                 By _______________________________
                                 Name:
                                 Title:

                                 INVESTORS:

                                 E&C Capital Partners LLLP
                                 By: E&C Capital Ventures, Inc., General Partner

                                 By: ______________________________
                                 Name: ________________

                                 Address: ________________________
                                 _________________________________
                                 _________________________________

                                 E&C Capital Partners II, Ltd.
                                 By: E&C Capital Ventures, Inc., General Partner

                                 By: ______________________________
                                 Name: ________________

                                 Address: _________________________
                                 _________________________________
                                 _________________________________

                       Joinder To Note Purchase Agreement

The undersigned does hereby join in that certain Note Purchase Agreement dated as of April __, 2005 (the "Agreement") as an additional Investor and does hereby agree to the terms thereof.

Dated: _________________, 2005

                                 INVESTOR:
                                 _________________________________
                                 Name: ________________

                                 Address: ________________________
                                 _________________________________
                                 _________________________________

Schedule A

                          Investors and Option Holders

                         (may be updated by the Company
                  from time to time consistent with Section 2)

                                                               Principal Amount
Name of Purchaser/Address      Principal Amount of Note          of Option
-------------------------      ------------------------       -----------------

E&C Capital Partners LLLP              $750,000                   $1,250,000
c/o theglobe.com, inc.
110 E. Broward Boulevard
14th Floor
Fort Lauderdale, FL  33301
Attn:  Edward A Cespedes

E&C Capital Partners II, Ltd.          $750,000                   $1,250,000
c/o theglobe.com, inc.
110 E. Broward Boulevard
14th Floor
Fort Lauderdale, FL  33301
Attn:  Edward A Cespedes

                                    EXHIBIT A

                       Form of Convertible Promissory Note

                                    EXHIBIT B

                           Form of Security Agreement

                                    EXHIBIT C

                                Form of Guaranty